T3 Motion CEO Rod Keller Announces Resignation; Board Appoints Experienced Entrepreneur / Inventor William Tsumpes as New CEO

Successful Entrepreneur William Tsumpes named Chief Executive Officer

Costa Mesa, CA (February 26, 2013) www.t3motion.com - T3 Motion, Inc. (NYSE MKT:TTTM), a global leader in the design and delivery of electric vehicles to commercial and consumer markets, today announced that Rod Keller has tendered his resignation as Chief Executive Officer. The Board of Directors has named William Tsumpes, a member of the T3 Motion Board of Directors, as the company’s new Chief Executive Officer. Both changes are effective immediately.

Mr. Tsumpes has a lengthy and highly successful track record in the Automotive, Entertainment, Location Based Services and the Professional Security industries, with decades of experience building companies from the ground up and building markets both domestically and internationally. Mr. Tsumpes was a pioneer in the development of Location Based Services throughout the Automotive and Finance Industries. Mr. Tsumpes is also an internationally recognized inventor with numerous U.S. Patents issued in the fields of Security Automation and Notification technologies which today are in use with such companies as Alarm.com and GE Security. Prior to joining the T3 Motion Board of Directors in 2012, Mr. Tsumpes served as CEO/Founder at AirNET Data Corporation as well as Seaguard Electronics. In these roles, Mr. Tsumpes provided technology, manufacturing and services to companies such as Audiovox, Code Systems, BOSCH, Liberty Mutual and others including end-to-end management of product development, distribution, supply chain, sales activities, service and support in all markets and countries.

“I would like to personally thank Rod Keller for his many contributions to T3 Motion, and wish him all the best for the future. With a solid sales and distribution framework now in place, T3 is on track to achieve triple digit revenue growth with a goal of reaching profitability by mid 2013,” William Tsumpes stated. “As we chart this new and exciting course my primary objectives are to greatly improve our bottom line performance based upon increased productivity and efficiencies as well as near term double digit cost reductions in our manufacturing and operating costs. I am proud to have this opportunity to pick up where Rod has left off to grow the business across our core market segments. Going forward, T3 Motion will continue to aggressively focus on driving our top growth initiatives, increasing our product offerings and capabilities, and increasing shareholder value.”

Keller, who joined the Company in April 2012, tendered his resignation to the Board citing personal reasons.

“It is with a heavy heart that I have decided to leave T3 Motion,” stated Keller. “I am enormously proud of all we have accomplished together since April, and I have every confidence in the direction that the new management team is taking T3 Motion. With William at the helm, I know this company will continue to increase brand presence and command new heights in the market space.”

About T3 Motion, Inc.
T3 Motion, Inc. (NYSE MKT: TTTM) designs, markets and manufactures the T3 Series, an electric stand up vehicle. Headquartered in Orange County, California, T3 Motion, Inc. is dedicated to raising the bar on environmental standards and law enforcement and security capabilities in personal mobility technology. For more information, visit www.t3motion.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding T3 Motion’s business, which are not historical facts, are "forward-looking statements" that are not guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others, factors associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering. For additional information concerning these and other factors that may cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Registration Statement filed on Form S-1, as amended, and in the periodic reports the Company files from time to time with the Securities and Exchange Commission.

Company Contact
William Tsumpes
T3 Motion, Inc.
(714) 619-3600

wtsumpes@t3motion.com